                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           ------------------------

                                   FORM 8-K

                           ------------------------


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     June 30, 1997
                                                 -----------------------

                                 FAIRCOM INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


          Delaware                  0-15392                 87-0394057
----------------------------      -----------              -------------
(State or Other Jurisdiction      (Commission              (IRS Employer
     of Incorporation)            File Number)          Identification No.)


 333 Glen Head Road, Old Brookville, New York                   11545
 --------------------------------------------                 ----------
  (Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:       (516) 676-2644
                                                   ---------------------------

                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As of June 30, 1997, Faircom Inc. (the "Company"), through a wholly-owned subsidiary, Faircom Mansfield Inc. ("Faircom Mansfield"), acquired the assets and operations of two commercial radio stations, WMAN-AM and WYHT-FM, both located in Mansfield, Ohio (the "Stations"), from Treasure Radio Associates L.P. ("Treasure Radio") and its principals. The acquisition was consummated pursuant to the terms of an Asset Purchase Agreement, made as of May 20, 1997 (the "Agreement"), by and among the Company, Treasure Radio and Harrison M. Fuerst, a principal of Treasure Radio. Under the terms of the Agreement, Treasure Radio received aggregate consideration of $7,350,000 in cash. In addition, the Company paid $300,000 in cash to Mr. Fuerst in consideration of a five year non-compete agreement. The Stations were acquired using a portion of the funds, aggregating $22,500,000, provided by the financing activities of the Company described in Item 5 below.

ITEM 5.  OTHER EVENTS

         As of June 30, 1997, the Company completed the sale of $10,000,000 aggregate principal amount of its convertible subordinated promissory notes due July 1, 2002 (the "Notes"). The Notes consist of Class A and Class B convertible subordinated promissory notes, each in the aggregate principal amount of $5,000,000. The Class A Notes are convertible into 7,769,500 shares of the Company's common stock, $.01 par value (the "Common Stock"), and the Class B Notes into 11,242,500 shares of Common Stock. The aggregate 19,012,000 of such shares on full conversion of the Notes would represent 67.1% of the Company's outstanding Common Stock on a fully diluted and adjusted basis. The Notes bear interest at 7% per annum, compounded quarterly, payable at the maturity of the Notes. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from registration.

         The proceeds from the sale of the Notes were used (i) to purchase for $6,400,000 from Citicorp Venture Capital, Ltd. ("Citicorp") the Company's 8.65% Senior Convertible Note ("Convertible Note") in the principal amount of $181,630 due December 1, 2004 and the Company's 10% Senior Exchangeable Note ("Exchangeable Note") in the principal amount of $500,000 due December 1, 2004, representing all of Citicorp's interests in the Company, and (ii) to pay a portion of the purchase price for the acquisition of the Stations and the legal and other fees and expenses of such acquisition. The Convertible Note was convertible into 9,081,502 shares of Common Stock, which would have represented 52.5% of the Company's fully diluted outstanding Common Stock prior to the acquisition and the financing activities described in this report. The Exchangeable Note gave Citicorp the right to request, at any time after December 1, 1999, that $350,000 principal amount of such Note be exchanged for a payment equal to 19.99% of the appraised value, as defined, of the Company's subsidiary which owns and operates radio stations in Flint, Michigan.

         The Company also refinanced its existing senior secured term loan credit facility with AT&T Commercial Finance Corporation ("AT&T"). As part of the refinancing, the Company increased its outstanding debt to AT&T from $7,371,000 to $12,500,000. The additional borrowing was used for the acquisition of the Stations and related expenses. The term loan matures July 1, 2002 with optional renewal by the Company under certain circumstances for an additional five years. Interest on the term loan initially is at the rate of 4.50% over 90 day commercial paper rates.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for the Company to provide the required financial statements of the Stations on the date this report is being filed. The Company intends to file these required financial statements under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

         B.  PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for the Company to provide the required pro forma financial information on the date this report is being filed. The Company intends to file the required information under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report must have been filed.

         C.  EXHIBITS.

         4.1    Form of Class A Convertible Subordinated Promissory Note.

         4.2    Form of Class B Convertible Subordinated Promissory Note.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FAIRCOM, INC.


Date: July 14, 1997                         By: /s/ Joel M. Fairman
                                                --------------------------
                                                Name: Joel M. Fairman
                                                Title: President